UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2008

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2008, the Board of Directors of ANSYS, Inc. (the “Company”) approved an amendment to certain previously authorized option grants for 2008. The amendment applies to the equity grants to the chairman of the Board of Directors, Peter J. Smith, and adjusts Mr. Smith’s quarterly equity grants for service performed during the second through fourth quarters of 2008 to 4,000 stock options per quarter.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2008, the Board of Directors of the Company approved an amendment to Article I, Section 2 and Article II, Section 3 of the Company’s Second Amended and Restated By-laws, which amendment became effective immediately. The amendment (i) eliminates the notice as a means to properly bring business before an annual meeting of stockholders, (ii) further clarifies that the advance notice by-law provisions apply to all stockholder proposals and nominations and (iii) requires stockholders who provide advance notice of proposals or nominations to disclose additional information as part of such notice, including information as to whether the stockholder has entered into any hedging, derivative or other transactions with respect to the Company’s securities. The full text of the amendment is attached hereto as Exhibit 3.1.

The description of the changes to the Second Amended and Restated By-laws are qualified in their entirety by reference to the copy of the amendment filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 1 to the Second Amended and Restated By-laws of ANSYS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: July 23, 2008	By:	/s/ Sheila S. DiNardo
	Name:	Sheila S. DiNardo
	Title:	Vice President, General Counsel and Secretary